Exhibit 10.9

STRATEC DEVELOPMENT AGREEMENT

THIS STRATEC DEVELOPMENT AGREEMENT is effective as of January 7th, 2014 (the “Effective Date”) and Is made by and between STRATEC Biomedical AG, a stock corporation formed under the laws of the Federal Republic of Germany, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany (hereinafter referred to as “STRATEC”), and QBD (QS IP) Ltd, having its registered office at PO Box 1075, Elizabeth House, 9 Castle Street, St Helier JE4 2QP, Jersey, Channel Islands (hereinafter referred to as “QUOTIENT”, and both STRATEC and QUOTIENT are referred to as the Parties

WHEREAS, QUOTIENT and its Affiliates are engaged in the business of developing and manufacturing of reagents especially for the blood typing and screening industry;

WHEREAS, STRATEC is engaged in and has expertise and experience in consulting for and the design, development, and manufacture of In Vitro Diagnostic analytical systems and components therefore.

WHEREAS, QUOTIENT has asked STRATEC to develop and manufacture for QUOTIENT the MosaiQ-instrument (the Instrument, as defined below) and STRATEC desires to undertake the development of such Instrument on the terms and the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, the Parties hereto agree as follows:

1.	SECTION 1 - DEFINITIONS

1.1.	Acceptance Criteria. As used herein, “Acceptance Criteria” shall mean the criteria contained in the Acceptance Criteria documents generated in Phase 1 in mutual agreement (Exhibit 1) in effect at the time of the acceptance decision (such criteria being intended to verify fulfillment of the product requirements) to be applied by QUOTIENT in determining whether an Instrument received from STRATEC shall be accepted as being in accordance with Exhibit 1 and the Reliability Program Plan. The Acceptance Criteria for Breadboards, Prototype, Validation and Production Instruments will be finalized and approved by both parties in Phase 1.

1.2.	Affiliate. As used herein, “Affiliate” shall mean an incorporated or unincorporated entity, wherever organized, which controls, is controlled by or is under common control with QUOTIENT or STRATEC. Control means the direct or indirect legal, equitable or factual power to select a majority of the members of, or otherwise to direct the decisions made by, the directors or other governing authorities of an organization (determined without regard to events of default of fiduciary obligations which might limit or restrict exercise of such power).

1.3.	Agreement. As used herein, “Agreement” shall mean the body of this Development Agreement and the Exhibits and Schedules attached hereto.

1.4.	Breadboards. As used herein, “Breadboards” shall mean first instrument modules used for initial functional tests of steps which are identified to be pretested; further defined in respective Breadboard requirement documents (to be agreed upon within the Core Team).

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STRATEC Development Agreement	Signature version

1.5.	Change Control. As used herein, “Change Control” shall mean a process that is used to track and document versions of hardware, software, and documentation, which incorporate mutually agreed upon changes to the previous configuration as described in Section 2.4(c)

1.6.	Closure Cost. As used herein Closure Cost shall include (i) STRATEC’s dedicated inventory; (ii) Instruments and related products already shipped but not paid for up to the effective date of termination; (iii) work in progress with regard to any Production Instrument; and (iv) any unamortized portion of any Production Instrument dedicated manufacturing equipment.

1.7.	Currency. All currency amounts set forth in this Agreement are stated in Euro (€) and all amounts due hereunder shall be calculated in Euro.

1.8.	Core Team. As used herein, “Core Team” shall comprise QUOTIENT and STRATEC personnel that have individually been named by QUOTIENT and STRATEC for the purposes of communicating with each other regarding the development activities to be performed hereunder. The Core Team members are listed in Exhibit 2.

1.9.	Design Plan. As used herein, “Design Plan” shall mean the draft design plan attached at Exhibit 1 and to be finalised in Phase 1, as amended from time to time in accordance with Section 2.4.

1.10.	Device Master Record. As used herein, “Device Master Record” shall mean the compilation of the records containing the procedures and specifications for a Production Instrument.

1.11.	QUOTIENT Deliverables. As used herein, “QUOTIENT Deliverables” shall mean the deliverables of Quotient as described in draft Exhibit 5 and to be finalized in Phase 1

1.12.	QUOTIENT IP Rights. As used herein, “QUOTIENT IP Rights” shall mean the worldwide intellectual properly and property rights of every kind (including patents, trademarks, copyrights or proprietary Know-How) owned by QUOTIENT concerning the Pre-Existing QUOTIENT Technology and the New QUOTIENT Technology. For purposes of this Section 1.12, “proprietary Know-How” shall consist only of such proprietary information as QUOTIENT can establish by written documentation (whether hard copy or electronic) to have been known by QUOTIENT prior to the time it is communicated to STRATEC hereunder ; provided further that with respect to know-how concerning instrument design or operation, “proprietary Know-How” provided by QUOTIENT to STRATEC shall consist only of such proprietary information as is disclosed in writing by QUOTIENT to STRATEC and designated in writing at the time of disclosure as proprietary Know-How.

1.13.	GMP. As used herein, “GMP” means current good manufacturing practices, including without limitation the FDA’s Quality System Regulations pursuant to Title 21 of the United States Code of Federal Regulations, Part 820, as applicable to the manufacture of a Class 2 medical instrument to gain 510(k) approval by the FDA.

1.14.	Know-How. As used herein, “Know-How” shall mean any information of a commercial, technical, manufacturing or other nature such as designs, drawings, blueprints, parts lists

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STRATEC Development Agreement	Signature version

and specifications, test data, charts and graphs, manufacturing procedures, operation sheets, bills of material and lists and any other information, formulas, methods or equipment relating to Pre-Existing QUOTIENT Technology, Pre-Existing STRATEC Technology and any New Technology as described hereunder.

1.15.	Hardward Design Specifiation Documents: As used herein “Hardware Design Specification Documents” shall mean the Electronic HW design specifications and Mechanical HW design specifications.

1.16.	New Technology. As used herein, “New STRATEC Technology” shall refer to technology developed by STRATEC during the development under the scope of this Agreement or developed by STRATEC outside the scope of the development hereunder but used in such development and “New QUOTIENT Technology” shall refer to technology solely and independently developed by QUOTIENT during the development under the scope of this Agreement or developed by Quotient independently outside the scope of the development hereunder For clarity, New QUOTIENT Technology shall also include the specific algorithms covering spot recognition and interpretation of the results of the arrays on the MosaiQ consumable (excluding always general publicly available image analysis technology) even if a contribution is made by STRATEC.

1.17.	Payment. As used herein, “Payment” shall mean the remittance of an amount of money in response to an invoice that has been issued by one of the Parties hereto and received by the other party.

1.18.	Instrument. As used herein, “Instrument” shall mean a diagnostic instrument designed to perform blood grouping (to include antigen typing and antibody identification) and disease screening as described in the PDR (Exhibit 1). The Instrument shall be developed by STRATEC in accordance with the Project Parameters as defined below and sold by QUOTIENT under the Supply Agreement to be attached at Exhibit 4

1.19.	Prototypes. As used herein, “Instrument Prototypes” shall mean the first functional Instrument prototype units, containing the planned hardware modules, enclosure and baseline software functionality to conduct assay integration, software integration, support hardware verification testing, develop manufacturing and test procedures and support preliminary reliability testing. Some components may not represent final parts (example: vacuum-formed instead of molded, machined instead of cast, etc). The software functionality will be limited at this stage and some workarounds may be required.

1.20.	Validation Instruments. As used herein, “Validation Instruments” shall mean an Instrument suitable to support hardware, software, and system verification and validation including formal reliability testing. These systems will be built with the planned production hardware modules, enclosure and other features and most of the planned software features implemented. Lessons learned from the manufacture of the Prototypes will be incorporated, as much as possible, into the Validation Instruments. The Validation Instruments will be used to finalize the manufacturing and test procedures in preparation for the pre-production build. These units will be used for most of the verification tasks and to generate assay performance data for regulatory submissions, and must be sufficiently final for use in such applications. The differences between validation system and pre-production level hardware are mostly limited to manufacturing techniques (e.g. machined parts instead of molded parts for lower risk components), and final labeling.

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STRATEC Development Agreement	Signature version

1.21.	Production Instruments. As used herein, “Production Instruments” are systems, built with all series-level hardware features, manufactured using series-level manufacturing techniques and manufactured under full scope of the Device Master Record after declaration of production readiness.

1.22.	Pre-Existing QUOTIENT Technology. As used herein, “Pre-Existing QUOTIENT Technology” shall mean all technology relating to the Instrument including blood grouping reagents (to include antigen typing and antibody identification) and serological disease screening using multiplex technology owned by QUOTIENT or controlled by QUOTIENT prior to the Effective Date of this Agreement and shall remain the intellectual property and property of QUOTIENT.

1.23.	Pre-Existing STRATEC Technology. As used herein, “Pre-Existing STRATEC Technology” shall mean all technology relating to the Instrument and generally instrument design including intellectual property rights owned by STRATEC and/or controlled by STRATEC through a third party prior to the Effective Date of this Agreement such as but not limited to patent(s), trademarks, mask works, Know-How, trade secrets, copyright(s) or other author rights and this shall remain the intellectual property and property of STRATEC. Any general know how, experiences or methods as learned or experienced by STRATEC during the performance of this Agreement shall remain the property of STRATEC and be considered Pre-Existing STRATEC Technology.

1.24.	Project Parameters. As used herein, “Project Parameters” shall mean: (a) the Product Design Requirements (“PDR”); (b) Design Plan; (c) the project planning documents, including the Project Schedule, containing a list of project milestones and the dates of completion for those milestones and (d) the Project Proposal. The preliminary Project Parameters, as they exist as of the Effective Date, are attached hereto as Exhibit 1 will be finalized in Phase 1.

1.25.	Project Proposal. As used herein, “Project Proposal” shall mean the project proposal attached at Exhibit 1.

1.26.	Reliability Program Plan. As used herein, “Reliability Program Plan” shall mean a mutual plan approved by both Parties consisting of deliverables to achieve the reliability targets established by the Product Design Requirements. The Reliability Program Plan shall be established during Phase 1 and shall cover all development related activities in detail. STRATEC and QUOTIENT shall update the Reliability Program Plan during the development to include learning from prior phase(s) and cover the post launch reliability activities.

1.27.	Shipping Criteria. As used herein, “Shipping Criteria” shall mean the criteria instrument requirements contained in the approved PDR in effect at the time of intended shipment (such criteria being intended to verify fulfillment of the product requirements) to be applied by STRATEC in determining whether an Instrument is suitable for shipment to QUOTIENT. The Shipping Criteria for Prototype, Validation and Production Instruments will be finalized and approved by both parties in Phase 1.

1.28.	Steering Committee. As used herein, “Steering Committee” shall mean a

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STRATEC Development Agreement	Signature version

committee which shall consist of six members, three to be appointed by STRATEC and three to be appointed by QUOTIENT. The Steering Committee shall supervise the performance by the Parties of their obligations in respect of the program, as set out in this Agreement. Each Party to this Agreement may substitute its appointed members by providing written notice of the same to the other Party. The Steering Committee can, if necessary and upon mutual consent, have employees and/or consultants of either Party attend its meetings to be consulted on certain issues.

1.29.	STRATEC IP Rights. As used herein, “STRATEC IP Rights” shall mean the worldwide intellectual property and property rights of every kind (including but not limited to patents, trademarks, copyrights or proprietary Know-How) owned by STRATEC concerning the Pre-Existing STRATEC Technology and the New STRATEC Technology.

1.30.	Training. As used herein, “Training” shall mean instruction in the theory, operation, and maintenance of the Instrument.

1.31.	Transfer Price. As used herein “Transfer Price” shall mean the price for an instrument to be paid by QUOTIENT to STRATEC for the supply of an Instrument under the Supply Agreement

2.	SECTION 2 - DEVELOPMENT AND ADAPTATION, PAYMENTS, TERMINATION

2.1.	Development and Adaptation Activities

a.	STRATEC shall develop the Instrument in accordance with the Project Parameters. The Parties shall apply and assign personnel, equipment, supplies, and all other appropriate resources at their disposal to develop the Instrument. The Parties shall use their best efforts to cooperate and coordinate in connection with all design activities.

b.	The Parties intend that their activities pursuant to this Agreement will be divided into four phases, as follows: Phase 1, Instrument Specification and Project Planning; Phase 2, Design and Development; Phase 3, Verification of Design; Phase 4, Transition to Manufacturing.

2.2.	Payments by QUOTIENT.

a.	QUOTIENT shall pay STRATEC a total of Euro 13,100,000 for the activities to be performed by STRATEC hereunder (the “Development Cost”). QUOTIENT’s Payments to STRATEC shall be in accordance with the following Payment Schedule.

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STRATEC Development Agreement	Signature version

MILESTONE SCHEDULE

Details are provided in the Project Plan

MS	Development Milestone	Date	Payment
1	Execution of Agreement	7 Jan 2014	[***]
2	Completion of phase 1 and mutual sign-off of PDR, Reliability Program Plan, Acceptance Criteria and Shipping Criteria/ breadboard testing	31May 2014	[***]
3	Approval of Hardware Design Specification Documents	31 July 2014	[***]
4	Completion of phase 2 and delivery of first Prototypes for assay integration	31 Oct 2014	[***]
5	Acceptance of Prototypes	15 Dec 2014	[***]
6	Completion of phase 3 and delivery of first Validation instruments	31 Oct 2015	[***]
7	Acceptance of Validation instruments	31 Jan 2016	[***]
8	Completion of phase 4 and delivery of first series units for testing and documentation	31 July 2016	[***]

	Total Amount Due		Euro

b.	Milestone 1: Upon execution of this Agreement STRATEC shall invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.

c.	Milestone 2: Upon completion of Milestone 2 STRATEC shall invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice. In the event that the Parties are unable to agree and sign-off on the PDR, Reliability Program Plan or Acceptance Criteria or Shipping Criteria, at the end date of Milestone 2 (as specified above), either party may terminate this Agreement in accordance with the provisions of Section 2.7.c below.

d.	Milestone 3: Within a period not exceeding ten (10) days following STRATEC’s provision of the first version of the Hardware Design Specification Documents QUOTIENT shall complete the review of these documents and (i) provide STRATEC with the signed Hardware Design Specification Documents resulting in meeting Milestone 3, or (ii) provide STRATEC with detailed written report on request of adaptation. If QUOTIENT sends such a written report within the above timeframe both parties shall have the obligation to find a mutual agreement on the Hardware Design Specification Documents within 20 days. If QUOTIENT agrees to the Hardware Design Specification Documents and sends a signed version to STRATEC or fails to send a written report on change requests within the said period of ten (10) days STRATEC shall be allowed to invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice. If no agreement on the Hardware Design Specification Documents within the above timeframe can be achieved between the Parties, this issue shall be brought to the Steering Committee for a decision which the Steering Committee shall reach within ten (10) business days.

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STRATEC Development Agreement	Signature version

e.	Milestone 4: Upon STRATEC’s completion of the prototype phase (Milestone 4) STRATEC shall provide QUOTIENT with a written notice thereof including evidence that Shipping Criteria have been met. Within ten (10) working days after QUOTIENT’S receipt of such notice QUOTIENT is requested to (i) release the shipment of the Instrument Prototype unit(s) or (ii) to decline STRATEC’s achievement of Shipping Criteria, providing STRATEC with a detailed written justification thereof. If QUOTIENT declines STRATEC’s achievement of Shipping Criteria the procedure as outlined in section (j) of this paragraph shall apply. If QUOTIENT releases the shipment of the Instrument Prototype unit(s) or fails to decline STRATEC’s achievement of Shipping Criteria within 10 working days after QUOTIENT’S receipt of STRATEC’s notice STRATEC shall be allowed to both ship the Instrument Prototype unit(s) and invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.

f.	Milestone 5: Within a period not exceeding thirty (30) days following STRATEC’s shipment of the first Instrument Prototype QUOTIENT shall complete testing in accordance with a mutually to be agreed upon subset of the mutually agreed Acceptance Criteria and (i) provide STRATEC with a written statement confirming that such Acceptance Criteria have been met, or (ii) provide STRATEC with detailed written deviation report. If QUOTIENT declines STRATEC’s achievement of the agreed upon Acceptance Criteria the procedure as outlined in Section (k) of this paragraph shall apply. If QUOTIENT confirms the achievement of the Acceptance Criteria or fails to decline STRATEC’s achievement of the Acceptance Criteria within the said period of thirty (30) days STRATEC shall be allowed to invoice QUOTIENT for the amount due and milestone 5 shall be deemed to be accepted and completed. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.

g.	Milestone 6: Upon STRATEC’s completion of the activities resulting in the availability of Validation Instruments (Milestone 6) STRATEC shall provide QUOTIENT with a written notice thereof including evidence that Shipping Criteria have been met. Within 10 working days after QUOTIENT’S receipt of such notice QUOTIENT is requested to (i) release the shipment of the Validation Instruments (validation unit(s)) or (ii) to decline STRATEC’s achievement of the agreed upon Shipping Criteria, providing STRATEC with a detailed written justification thereof. If QUOTIENT declines STRATEC’s achievement of the agreed upon Shipping Criteria the procedure as outlined in Section (j) of this paragraph shall apply. If QUOTIENT releases the shipment of the Instrument Validation Instruments or fails to decline STRATEC’s achievement of Shipping Criteria within 10 working days after QUOTIENT’S receipt of STRATEC’s notice STRATEC shall be allowed to both ship the Validation Instruments and invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.

h.	Milestone 7: Within a period not exceeding thirty (30) days following STRATEC’s shipment of the first Validation Instrument, QUOTIENT shall complete testing in accord with a subset, to be mutually agreed, of the Acceptance Criteria (Milestone 2) and (i) provide STRATEC with a written statement confirming that such Acceptance Criteria have been met, or (ii) provide STRATEC with a detailed written deviation report. If QUOTIENT declines STRATEC’s achievement of Acceptance Criteria the procedure as outlined in Section (k) of this paragraph shall apply. If QUOTIENT confirms the achievement of the agreed upon Acceptance Criteria or fails to decline STRATEC’s achievement of the Acceptance Criteria within the said period of thirty (30) days STRATEC shall be allowed to invoice QUOTIENT for the amount due. QUOTIENT shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.

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STRATEC Development Agreement	Signature version

i.	Milestone 8: Within a period not exceeding thirty (30) days following STRATEC’s declaration of production readiness QUOTIENT shall complete all of QUOTIENT’S procedures required and authorize STRATEC to release the Instrument into series production. If QUOTIENT declines to authorize STRATEC to release the Instrument into series production QUOTIENT is requested to provide STRATEC with a detailed written justification thereof and the procedure as outlined in Section k of this paragraph shall apply.

j.	(i) Quotient shall be obliged to deliver any necessary Quotient input to enable STRATEC to achieve any Shipping Criteria as set out in Sections 2.2 e. and 2.2 g. Should Quotient be unable for any reason to give such necessary input or Quotient fails to deliver the written detailed deviation report/justification within the above timeframe (described in Section 2.2 e. and 2.2 g), the affected Milestone shall be deemed to have been accepted by Quotient. (ii) The following shall apply in any other event: In case of QUOTIENT’S declination pursuant to Sections 2.2 e. or 2.2 g above QUOTIENT shall, within ten (10) days following QUOTIENT’S declination, assess at STRATEC’s site whether the Shipping Criteria have been met. Should, as a result of such assessment, QUOTIENT and STRATEC agree that Shipping Criteria have been met or deviations from the Shipping Criteria are irrelevant at this stage QUOTIENT shall release the relevant shipment. If the Parties agree on improvements to be implemented prior to QUOTIENT’S release for shipment, the Parties shall in good faith agree on an additional period between thirty (30) and ninety (90) days to be given to STRATEC to undertake the necessary steps to ensure that the Instrument units meet the agreed upon Shipping Criteria

k.	(i) Quotient shall be obliged to deliver any necessary Quotient input to enable STRATEC to achieve any Acceptance Criteria as set out in Sections 2.2 f and 2.2 h. Should Quotient be unable for any reason to give such necessary input or Quotient fails to deliver the written detailed deviation report/justification within the above timeframe (described in Section 2.2 f and 2.2 h), the affected Milestone shall be deemed to have been accepted by Quotient. (ii) The following shall apply in any other event: If QUOTIENT declines STRATEC’s achievement of the agreed subset of Acceptance Criteria pursuant to Sections 2.2 d, 2.2 f or 2.2 h above or declines to authorize STRATEC to release the Instrument into series production pursuant to Section 2.2 i above QUOTIENT shall, within ten (10) days following QUOTIENT’S declination, assess whether the relevant criteria have been met. Should, as a result of such assessment, QUOTIENT and STRATEC agree that the said criteria have been met or deviations from the criteria are irrelevant QUOTIENT shall release the relevant milestone. If the Parties agree on improvements to be implemented prior to QUOTIENT’S relevant release, the Parties shall in good faith agree on an additional period between thirty (30) and ninety (90) days to be given to STRATEC to undertake the necessary steps to ensure that the Instrument units meet the relevant agreed upon criteria. If STRATEC, in QUOTIENT’S opinion fails to meet the criteria during such period of time, QUOTIENT shall bring the issue to the Steering Committee for a decision which the Steering Committee shall reach within ten (10) business days

1.

In the case where the Parties dispute the passing of the Shipping Criteria or Acceptance Criteria as the case may be, the Steering Committee shall meet within twenty (20) working days of one party giving to the other written notice that a dispute exists to attempt to resolve the dispute. In the event that the Steering Committee is unable to resolve the dispute at that meeting, the Parties shall refer the matter to an independent expert or testing laboratory of recognized repute, selected by Quotient and approved by STRATEC

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STRATEC Development Agreement	Signature version

(such approval not to be unreasonably withheld) for review and analysis of the conformity of the Instrument (whether in Breadboard, Prototype, Validation or Production form) to the relevant criteria. The Parties shall provide such independent expert or laboratory with all records and documentation relevant to the determination of the matter. The costs associated with such analysis shall be paid by the Party whose assessment of the conformity of the Instrument with the relevant criteria was mistaken.

2.3.	QUOTIENT Deliverables.

Quotient shall be obliged to provide STRATEC with QUOTIENT Deliverables set out in Exhibit 5, throughout the development of the Instrument according to the timeline set out in draft in Exhibit 6 and to be finalized in Phase 1(“Timeline”) and in accordance to the PDR/Project Plan as set out in Exhibit 1. A shortfall to the commonly agreed upon Timeline, which is attributable to QUOTIENT, shall lead to the following consequences: STRATEC shall give QUOTIENT written notice of the shortfall and QUOTIENT shall have twenty (20) business days to cure the position. If the shortfall is not cured by Quotient within such twenty (20) business day period (i)STRATEC shall have the right to invoice QUOTIENT all relevant costs related to keeping allocated resources in the project at that time, and (ii) the shortfall shall constitute a breach as outlined in Section 2.7. If the shortfall has not been cured within 6 months of the due date for the relevant Quotient Deliverable than STRATEC shall have the right but not the obligation to terminate the Agreement following the procedure as set out in Section 2.7.b. STRATEC in no case shall be held liable for any consequences resulting from such shortfall of QUOTIENT Deliverables.

It is understood between the Parties that during the different curing periods any shortfall of a QUOTIENT Deliverable shall lead to a break in the Timeline for the duration of the shortfall. After the complete delivery as set out in Exhibit 6 and Exhibit 1 of the relevant QUOTIENT Deliverable delayed, to be assessed at STRATEC’s sole discretion, the Timeline as outlined in the Payment Schedule shall continue by adding the actual duration of the Delay to the time outlined in the following milestones.

Should a change within the Quotient Deliverable for example but not limited to the process consumable) result in a necessary change in instrument modules (e.g. washer, loading mechanism, process ring or line, detection unit) it is understood that additional cost resulting from this change shall be borne by Quotient and the timeline of the project will need to be adjusted and shall be mutually agreed.

Any necessary significant change/s to the Project Parameters resulting from a shortfall solely attributable to QUOTIENT shall result in a new proposal of STRATEC to Quotient, which shall not be part of this Agreement.

2.4.	Communication and Changes to Project Parameters.

a.	The responsibilities of the Parties to this Agreement are set forth in the Project Parameters (Exhibits 1). In the event of a conflict between the terms and conditions among the body of this Agreement and/or the Exhibits, the terms and conditions that govern shall be determined by the following in the following order: (a) the body of this Agreement, (b) the Exhibits and appropriate attachments, and (c) any other documentation associated with this Agreement.

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STRATEC Development Agreement	Signature version

b.	Each party shall name a finite number of personnel as Core Team members. The Core Team members (Exhibit 2) must comprise at least one Project Manager each for QUOTIENT and STRATEC. Each party shall primarily communicate to the other party through, and direct any and all communication regarding the development activities performed under this Agreement to, the other party’s Project Manager. When appropriate, Core Team members of each party may communicate directly. Any communication from one party to the other party that is not directed to a Core Team member shall be deemed as being outside the scope of this Agreement and shall not bind either party. The Core Team shall have the right to change Project Parameters within a contractually predefined framework, provided that any changes resulting in a significant impact on the price, timeline or features of the Instrument shall be referred to the Steering Committee. For the purposes of this Section 2.4.b, a “significant impact” shall include, without limitation, a delay of four (4) weeks or more to the Timeline, an increase of two hundred thousand Euros (€200,000) or more to the Development Cost, and an increase of seven hundred and fifty Euros (€750) or more to the Transfer Price.

c.	STRATEC shall be responsible for establishing and maintaining the Change Control for all released STRATEC documents regarding any changes to the design of the Instrument. STRATEC shall establish a shared file system and QUOTIENT shall have online access to this. Change Control shall start immediately after the prototype phase of the development, using a modified process to be agreed upon between the Parties in Phase 1. Beginning with the manufacturing of Validation Instruments the Parties shall employ a Change Control process in its full scope to be agreed in Phase 1, following the then current version of STRATEC’s SOP PB035 attached hereto as an example applicable at the date of execution of this agreement as Exhibit 3.

2.5.	Training.

a.	Prior to the shipment of the Instrument Prototypes STRATEC shall supply reasonable and timely Training to adequately qualified QUOTIENT personnel or its representatives in the design, servicing and operation of the Instrument Prototype unit(s). Such Training will be provided at no cost to QUOTIENT and shall take place in one Training session at STRATEC’s facility and be restricted to a total five trainees. Such sessions shall be for the purpose of “Training the trainer.” QUOTIENT shall be responsible for all travel related expenses incurred by QUOTIENT in connection with this Section 2.5.a.

b.	STRATEC shall provide all standard maintenance training and support services to QUOTIENT for the Instrument Prototypes and Validation Instruments, including, if applicable, training concerning maintenance, technical service, and repair at a facility of QUOTIENT’S choosing in the United States or Europe at STRATEC standard rates per STRATEC trainer per day. QUOTIENT shall be responsible for all travel related expenses incurred by STRATEC in connection with this Section 2.5.b.

2.6.	Shipping and Delivery.

a.	Shipping Criteria. STRATEC shall provide documentation confirming that it has conducted all relevant testing and received all relevant approvals from Quotient in respect of all applicable Shipping Criteria, prior to release of any and all shipments of the Instrument.

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STRATEC Development Agreement	Signature version

b.	Delivery. Upon STRATEC’s choice the Instrument Prototypes and Validation Instruments shall be shipped EXW (Incoterms 2010) (according to the meaning ascribed to the term by INCOTERMS in their latest revision) from STRATEC’s site [either in Birkenfeld, Germany, or Beringen, Switzerland. QUOTIENT shall designate the shipper and all shipping charges shall be billed directly from the shipper to QUOTIENT. QUOTIENT shall be responsible for the Payment of all shipping and insurance charges. Prior to the first shipment of an Instrument Prototype, STRATEC shall obtain written confirmation from QUOTIENT that QUOTIENT has obtained satisfactory insurance for damage during transit. QUOTIENT shall bear the risk of loss and cost of transportation upon pick-up by the carrier at STRATEC’s premises.

c.	Shipping Instructions. STRATEC shall ship Instrument Prototypes and Validation Instruments in accordance with QUOTIENT’S shipping instructions, including, if requested by QUOTIENT, drop shipments to its designated locations. In the absence of specific instructions, STRATEC reserves the right to ship by the method it, in good faith, deems most appropriate to QUOTIENT’S facility.

d.	Shipping Containers. As part of the development program, STRATEC shall design and validate appropriate shipping containers for the Instrument and spare parts.

e.	Title. Title to any Instrument shall pass to QUOTIENT only upon full receipt of Payment of the relevant STRATEC invoice in accordance with this Agreement, and not upon shipment EXW.

f.	Damage Claims. Upon receipt by QUOTIENT, QUOTIENT shall have a period of three (3) days to inspect the shipment, including its tilt and rock-watches, to ensure that it has not been visibly damaged during shipment. All claims for loss and damage made during shipment must be made to the carrier by QUOTIENT within three (3) days after receipt of the shipment, and STRATEC shall provide reasonable assistance in making claims to the carrier upon QUOTIENT’S request. STRATEC shall not be responsible for any such breakage or damage, unless directly attributable to STRATEC’s gross negligence or willful misconduct.

2.7.	Termination and Activities after Termination.

a.	Termination for Insolvency. Either party may terminate this Agreement by thirty (30) days prior written notice to the other party if: (a) either party shall become insolvent or make a general assignment for the benefit of creditors; or (b) a petition under any bankruptcy act or similar statute is filed by or against either party.

b.	Termination for Breach. Either party may terminate this Agreement at any time for substantial breach of any of the material provisions hereof upon sixty (60) days prior written notice to the other. If a party asserts such a breach it shall first be obliged to provide a detailed written report of the reasons for such notice. The breaching party shall have a sixty (60) day period to cure the breach or default in accordance with Exhibit 1. A second attempt by the breaching party to cure such substantial or material breach is allowed, provided, however, that the duration of such second attempt shall not exceed twenty (20) business days. Otherwise if such breach or default in not cured within this total time the innocent party may terminate this Agreement as aforesaid.

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STRATEC Development Agreement	Signature version

c.	Termination at the end of Milestone 2. Either party may terminate this Agreement upon written notice to the other, with immediate effect, in the event that the Parties are unable to agree and sign-off on the PDR, Reliability Program Plan, Acceptance Criteria or Shipping Criteria at the end date of Milestone 2 (as specified above). In such a case both Parties shall have no further liability or obligation to the other party. Provided however that STRATEC shall be entitled to the payment of the then current milestone. In such circumstances any kind of license from the other under the other’s intellectual property shall become null and void. Outstanding payment obligations shall survive such a termination.

d.	Consequence of Termination

aa)	In the event of termination pursuant to Section 2.7 b before completion of milestone 5 by STRATEC the following shall apply:

(1)	Milestone payment. QUOTIENT shall pay STRATEC the current milestone in progress and the next following milestone in full.

(2)	Closure Cost. QUOTIENT shall reimburse STRATEC for all Closure Cost STRATEC shall submit a reimbursement report stating the costs two (2) months after termination.

(3)	IP-Rights. Any license granted under Section 4.2(d) to QUOTIENT shall become null and void.

(4)	STRATEC’s obligations. Through termination notice by STRATEC, STRATEC shall have no future liability or obligation to QUOTIENT under this Agreement after ending of the notice period. This also includes 7.16. The only surviving clauses shall be Sections 1, 5, 6, and 7.

bb)	In the event of termination pursuant to Section 2.7 b after completion of milestone 5 by STRATEC the following shall apply:

(1)	Milestone payment. QUOTIENT shall pay STRATEC the current milestone in progress and the next following milestone in full.

(2)	Closure Cost Quotient shall reimburse STRATEC for all Closure Cost STRATEC shall submit a reimbursement report stating the costs two (2) months after termination.

(3)	Minimum Business Guarantee. Quotient shall be obliged to pay an amount of [***] of the transfer price [***] of the Production Instrument times [***] Minimum Commitment)

(4)	IP-Rights. Any license granted under Section 4.2(d) to QUOTIENT shall become null and void.

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STRATEC Development Agreement	Signature version

(5)	STRATEC’s obligations. Through termination notice by STRATEC, STRATEC shall have no future liability or obligation to QUOTIENT under this Agreement after ending of the notice period. This also includes 7.16. The only surviving clauses shall be Sections 1, 5,6, and 7.

cc)	In the event of termination pursuant to Section 2.7 b by QUOTIENT the following shall apply:

(1)	Milestone payment. No further milestone payment for current or future milestones to STRATEC by QUOTIENT shall become due.

(2)	Right to license. In the event of termination of this Agreement pursuant to 2.7 b by QUOTIENT after the fulfilment of milestone 5 (Acceptance of Prototype Instruments) STRATEC hereby grants to QUOTIENT a limited, non-exclusive license to manufacture, make, have made, offer for sale, have sold and sell the Instrument. The above mentioned license applies only to the Instrument as described in the Project Parameters and not to any other products (including successor products) and the parties shall negotiate in good faith an industry standard rate for the license but not to exceed [***] of the Transfer Price of each such Instrument payable when that Instrument has been manufactured by or on behalf of QUOTIENT and is subsequently sold used by Quotient or otherwise made available to a third party. If the parties cannot agree the rate for the license, it will be deemed to be [***] of the Transfer Price . This provision 2.7.cc (2) shall also apply if STRATEC shall become insolvent or file bankruptcy as described in 2.7. a.

(3)	Minimum Business Guarantee. No Minimum Business Guarantee shall apply.

(4)	Supply Agreement. The Supply Agreement shall be deemed automatically terminated. Promptly upon such termination, STRATEC shall transfer to QUOTIENT all Know-How necessary for QUOTIENT to exercise this license granted in 2.7 cc (2).

dd)	Termination in accordance with the rights contained in this Section 2.7 shall not affect the accrued rights, remedies, obligations or liabilities of the Parties existing at termination.

ee)	Any provision of this Agreement which expressly or by implication is intended to come into or continue in force on or after termination of this Agreement shall remain in full force and effect.

3.	SECTION 3 – PROTOTYPE INSTRUMENTS AND VALIDATION INSTRUMENTS

3.1.	Procurement of Instrument units under this Agreement.

During the execution of this Agreement QUOTIENT shall be entitled to purchase and STRATEC shall be required to sell:

•	Up to 10 Instrument Prototypes at a transfer price of Euros [***] per unit, two (2) of these Instrument Prototype units shall be QUOTIENT’s property but remain at STRATEC until the end of the development program. The total number of Instrument Prototypes to be ordered shall be mutually agreed upon no later than at the end of Phase 1.

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STRATEC Development Agreement	Signature version

•	Up to 15 Validation Instruments (validation units in STRATEC’s terminology) at a transfer price of Euros [***] per unit. Five (5) of these Validation Instruments shall be QUOTIENT’S property but remain at STRATEC until the end of the development program. The total number of Validation Instruments to be ordered shall be mutually agreed upon no later than at the end of Phase 1.

•	The Parties will use reasonable efforts to implement a cost reduction program which may reduce the transfer prices set forth above.

•	QUOTIENT may request delivery of reasonable quantities of additional Instrument Prototypes or Validation Instruments. STRATEC shall not unreasonably withhold its consent to such request. The parties shall reasonably negotiate any price changes based on changes in STRATEC’s costs for the additional instruments.

For the sake of clarity: The transfer price of Instrument Prototype and Validation Instruments (together, the “Transfer Price”) includes spare parts and support as described above supplied by STRATEC.

3.2.	Manufacture of Instrument, Supply Agreement. The Parties shall agree and execute a supply agreement (“Supply Agreement”) for a minimum number of [***] Production Instruments (“Minimum Commitment”) to be ordered and paid by QUOTIENT under the Supply Agreement. The Minimum Commitment shall be ordered and paid within the period of 6 years after the delivery of the first Validation Instruments under this Agreement (subject always to prior payment as a result of the provisions of Section 2.7 (d) bb) (3) above

QUOTIENT and STRATEC shall agree and execute such a Supply Agreement (based on the draft attached as EXHIBIT 4) within 45 business days of the Effective Date and assuming this Agreement is not terminated at that point. Once so executed the executed version shall be attached at Exhibit 4. The Supply Agreement shall cover the commercial the manufacture, distribution and supply of the Instrument and also the obligation for QUOTIENT to cover all economical cost associated to the interest of STRATEC in regards to the Minimum Commitment. Should the Parties not sign a Supply Agreement within the agreed upon time and this failure is not solely attributable to STRATEC such failure shall be considered a substantial breach of a material provision by QUOTIENT.

4.	SECTION 4 – PROPRIETARY RIGHTS, OWNERSHIP

4.1.	IP Rights Relating to Existing Components.

a.	The Pre-Existing QUOTIENT Technology shall remain the sole property of QUOTIENT. QUOTIENT hereby grants STRATEC a non-exclusive, royalty-free license, during the term of this Agreement, to use the Pre-Existing QUOTIENT Technology to develop and manufacture Instrument

b.	The Pre-Existing STRATEC Technology shall remain the sole property of STRATEC, subject to the limited rights of use granted QUOTIENT by this Agreement.

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STRATEC Development Agreement	Signature version

4.2.	IP Rights Relating to New Technology.

a.	Any developments made during the term and within the scope of this Agreement that are based on, derived from, or are improvements to, and/or reduced to practice by either party to Pre-Existing STRATEC Technology shall be property of STRATEC (New STRATEC Technology).

b.	Any developments made during the term and within the scope of this Agreement that are based on, derived from, or are improvements to, and/or reduced to practice solely and independently by QUOTIENT to its Pre-Existing QUOTIENT Technology shall be the property of QUOTIENT (New QUOTIENT Technology).

c.	Any other developments conceived or reduced to practice by either Party during the performance of the development and within the scope of this Agreement and not falling under Pre-Existing Technology of either party shall be solely owned by STRATEC. QUOTIENT shall not acquire ownership of general know-how, expertise, methodologies, techniques acquired by STRATEC during its performance under this Agreement which is of general nature and necessary to continue its business model of providing design, engineering and manufacturing work to multiple clients including but not limited to clients performing sales activities in the area of hematology.

d.

STRATEC hereby grants to QUOTIENT a fully paid, irrevocable, perpetual, royalty-free, world-wide license under the new STRATEC IP Rights developed under this agreement that is (i) the non-exclusive sub-licensable right to make, have made, and use the Instrument; provided however such Instruments are procured by QUOTIENT from STRATEC as required by the Supply Agreement including for so long as required by the Supply Agreement ;and (ii) the exclusive sub-licensable right to market, offer for sale, sell, import and export the Instrument or have done any of those things. In regard to other Stratec IP Rights (for example but not limited to Pre Existing Stratec IP or other background technologies) STRATEC (1) hereby grants to Quotient the right to use the same in connection with Quotients internal development activities relating to development of the system solution; and (2) will grant to QUOTIENT under the Supply Agreement an irrevocable, perpetual, world-wide license under the STRATEC IP Rights that is (i) the non-exclusive sub-licensable right to make, have made, and use the Instrument; provided however such products are procured by QUOTIENT from STRATEC as required by the Supply Agreement including for so long as required by the Supply Agreement ;and (ii) the exclusive sub-licensable right to market, offer for sale, sell, import and export the Instrument or have done any of those things, which in circumstances where Quotient manufactures the Instrument where it is permitted to do so under the Supply Agreement shall include a license fee payable by QUOTIENT to STRATEC. The parties shall negotiate in good faith an industry standard rate for such license fee but not to exceed [***] of the Transfer Price of each such Instrument payable when that Instrument has been manufactured by or on behalf of QUOTIENT and is subsequently sold, used by Quotient or otherwise made available to a third party. If the parties

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STRATEC Development Agreement	Signature version

cannot agree the rate for the license, it will be deemed to be [***] of the Transfer Price. The above mentioned licenses apply only to the Instrument as described in the Project Parameters and not to any other products (including successor products or derivatives).

e.	STRATEC shall exclusively develop the Instrument as specified in the PDR for QUOTIENT in accordance with the Project Parameters.

f.	STRATEC undertakes and agrees not to use any of the QUOTIENT IP Rights to research, develop, manufacture, market, sell or have sold any instruments or other equipment save the Instrument for QUOTIENT.

g.	Should there be a dedicated new patent filing made by STRATEC resulting from the development activities explicitly ordered and paid for by Quotient under this program, which becomes part of STRATEC IP Rights, then (i) STRATEC shall in all cases have the right to use in any form the invention claimed in such dedicated new patent filing or subsequent patent (freedom to operate) save that (ii) STRATEC shall be obliged not to use the invention claimed either in such dedicated new patent filing from time to time until grant or claimed in the subsequent patent (and provided always such patent filing has not been declined) to develop, manufacture or sell any instrument to perform blood grouping (to include antigen typing and antibody identification) using Microarray Technologies during the term of the Agreement or the Supply Agreement. “Microarray Technologies” shall mean an array of up to [***] spots of antibodies, peptides/proteins or cells or cell fragments on a planar surface with a spot diameter between [***] and [***] where the total size of the array area shall be up to [***]

h.	STRATEC shall be obliged to inform QUOTIENT of any inventions made under this Agreement which can reasonably be determined to be patentable. Should STRATEC come to the conclusion that such invention is patentable STRATEC shall be obliged to file such patent. Should STRATEC decide not to file such patent QUOTIENT shall have the right to call a Steering Committee meeting within 4 weeks beginning with the information in regard to such invention. In such case the Steering Committee shall have the power to decide whether STRATEC has to file such patent (at cost of QUOTIENT) or not. In case the Steering Committee is not able to make a final decision Section 7.14 shall apply.

4.3.	IP Warranties, Freedom to Use.

a.	STRATEC represents that any Pre-Existing STRATEC Technology used on the Instrument with its mutually approved specifications either made, used or sold alone, or in combination with other STRATEC pre-approved components of the Instrument, will not infringe any published patents issued in the U.S. (excluding any software only patent claims not considered patentable outside the U.S.), Japan, by the European Patent Office, or the German Patent Office as of the Effective Date, or any copyright, trademark, trade secret, or other intellectual property right or Know-How of any third party (together “Third Party IP”).

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STRATEC Development Agreement	Signature version

b.	STRATEC hereby grants to QUOTIENT, and if necessary, shall obtain for QUOTIENT at STRATEC cost from any third-party owning Third Party IP, paid-up licenses to use all Third Party IP rights necessary and in accordance with the agreed upon Instrument specifications for QUOTIENT to sell, and its customers to use, the Instrument. STRATEC warrants that it will use commercially reasonable efforts to avoid the need for the use of Third-Party IP in the Instrument instruments or development thereof; provided, however, that the Parties recognize that despite such efforts by STRATEC, Third-Party IP may be required and may be used and incorporated by STRATEC upon written notice to QUOTIENT and a reasonable opportunity to discuss available alternatives. Furthermore, in all cases where Third-Party IP is used, STRATEC guarantees that it shall obtain necessary licenses for use of such Third-Party IP in the development of the Instrument.

c.	In case of any dispute arising from this section 4.3. Parties agree to use their best effort to reach mutual consensus in resolving such dispute, such efforts to include a minimum of two meetings of the Steering Committee as well as a retention period for any and all further legal action of ninety (90) days following the notice of the event causing such dispute with the express understanding that both Parties are willing to change the Instruments to a commercially reasonable degree and general technical equivalence in order to avoid or resolve such dispute.

d.	If an owner of Third Party IP threatens or commences proceedings claiming infringement of that Third Party IP by the development, manufacture or sale of the Instrument the indemnity provisions in Sections 6.3.a and 6.3.b shall apply, subject always to Section 6.3.c.

4.4.	Invention Disclosure, Patent Prosecution. The Parties to this Agreement shall make a complete and prompt written disclosure to each other specifically detailing the features and concepts of any and all ideas, designs, discoveries, inventions, improvements, and, in general, all things encompassed within the IP Rights as outlined in sections 4.2.a, 4.2.b and 4.2.c above and identifiable as such that are conceived or first actually reduced to practice, solely or jointly by the Parties hereto and/or persons working under the Parties direction and/or persons employed or retained by the Parties during the term of and in performance of service under this Agreement. QUOTIENT agrees to execute any and all documents reasonably requested by STRATEC to perfect and enforce its rights in such New Technology pursuant to this Section 4.

4.5.	Enforcement. STRATEC and QUOTIENT shall both have the power and discretion to enforce and exploit any of their respective existing IP Rights or any IP Rights pursuant to sections 4.2.a, 4.2.b or 4.2.c above against third parties by civil lawsuit or licensing. Each Party shall cooperate and assist the other party as reasonably requested in any legal action to enforce such rights. All costs of any such legal action relating to an infringement of the IP Rights by the manufacture and sale of an instrument like or similar to the Instrument, including any reasonable STRATEC charges and expenses, shall be borne by QUOTIENT and any monetary relief granted as a result of such legal action shall accrue to QUOTIENT.

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STRATEC Development Agreement	Signature version

5.	SECTION 5 - CONFIDENTIALITY

5.1.	Confidential Information. – Prior to the execution of this Agreement STRATEC and QUOTIENT may have entered into a confidentiality agreement. The Parties hereby agree that the following terms of Section 5 and this Agreement shall hereby replace all the terms of any prior confidentiality agreements, if any.

5.2.	The term “Proprietary Information” includes, but is not limited to, any information, data or other material of a party hereto, regardless of form, whether oral or written, relating to, referring to, or evidencing any technology, processes, designs, patent applications, computer programs, supplier or customer lists, or any other financial or business information of one party, provided, however, the term “Proprietary Information” does not include any such information, data or other material if the same is:

i.	In the public domain or later enters the public domain other than through breach of this Agreement by its recipient.

ii.	Known to the other party at the time of receipt as can be proved by the other party by a written document dated prior to such time of receipt;

iii.	Publicly disclosed by a third party, with the prior written approval of the first party, who received such information from the first party; or

iv.	Known to the other party lawfully from a source other than the first party as can be proved by the other party by a written document.

5.3.	Each Party shall keep in strict confidence any and all Proprietary Information and not directly or indirectly disclose it or make it available for any purpose to any person or entity other than its personnel and consultants who legitimately need to have the Proprietary Information for purposes directly related and necessary to its performance under this Agreement. Each Party shall use such information only for the purpose of performing hereunder and shall reproduce such Proprietary Information only as approved in writing by the other party and only to extent necessary for such purpose. Each Party represents and warrants that personnel employed by each party that are working on this project have entered into general Confidentiality Agreements with their respective employers, and any consultants to whom Proprietary Information is disclosed in accordance with this Section 5.3 shall be obligated to the same extent as such personnel.

5.4.	Notwithstanding Section 5.3, either party shall be permitted to disclose Proprietary Information:

i.	to a regulatory authority as reasonably necessary to obtain regulatory approval in a particular jurisdiction to the extent necessary for the performance of either party’s obligations under terms of this Agreement;

ii.	to the extent such disclosure is reasonably necessary to comply with the order of a court or any present or future law, regulation, directive, instruction, direction or rule of any regulatory authority including any amendment, extension or replacement thereof which is from time to time in force; and/or

iii.	and if approved in writing by the other party to third parties in relation to any financing or strategic activity and to any evaluation site, provided, however, that such persons must be obligated to substantially the same extent as set forth in Section 5.3 to hold in confidence and not make use of such Proprietary Information for any purposes other than those permitted by this Agreement.

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STRATEC Development Agreement	Signature version

5.5.	The Parties agree that in the event of any breach by one party of any of its obligations hereunder, the other party will suffer irreparable harm and that monetary damages will be inadequate to compensate such party for such breach. Accordingly, each Party agrees that the other will, in addition to any other remedies available to it at law or in equity, be entitled to preliminary and permanent injunctive relief to enforce any such breach of the terms of this Section 5.

5.6.	All Proprietary Information, including copies thereof, shall remain the property of the originator and, except as specified in this Agreement, shall be immediately returned to the originator (and not used for any purposes) upon request therefor or upon any termination of this Agreement, provided that one copy may be retained for legal purposes only. Each Party further agrees that all of its obligations undertaken pursuant to this Section 5 shall survive and continue after termination of this Agreement for any reason.

5.7.	Trademarks. Nothing in this Agreement grants to either Party the right to use or display the names, trademarks, trade dress, trade names, logos or service marks of the other party, except to identify the Instruments and associated services of the other Party to the extent obligations are undertaken pursuant to this Agreement. Except in the case of correspondence and proposals issued in the ordinary course of business, each Party agrees to submit to the Party for written prepublication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either Party’s rights to use, including but not limited to attempt to register or file any such trademarks in any jurisdiction, any trademarks, service marks or proprietary words or symbols of the other Party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between Parties.

6.	SECTION 6 – COMMERCIAL TERMS

6.1.	Conflicting Documents. The terms and conditions of this Agreement shall govern the performance of the Parties hereunder notwithstanding any inconsistent, conflicting or additional language as may exist on purchase orders, invoices, confirmation, order acknowledgements or other forms of communications of either QUOTIENT or STRATEC.

6.2.	STRATEC Warranty and Representations.

a.

STRATEC warrants good workmanship in accordance with generally accepted professional standards (e.g. 21 CFR Part 820). STRATEC further warrants that all development work to be performed under this Agreement will be performed in a sound and industry compliant manner. Subject to Section 6.3.a below, STRATEC makes no other warranties or warranties whatsoever, and this warranty is in lieu of all other warranties, express or implied, including any implied warranty of merchantability. With the exception of a warranty on material defects discovered prior to the putting into operation of Instrument Prototypes and Instrument Validation Instruments, such instruments shall not be covered by any warranty for wear and tear and the like.

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STRATEC Development Agreement	Signature version

STRATEC warrants to QUOTIENT to the best STRATEC’s knowledge, that the work performed and delivered and accepted by QUOTIENT does not directly infringe upon any published instrumentation and software related patents, as of the date of acceptance under this Agreement by QUOTIENT, issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office as of the Effective Date, or any copyright, or trade secret of any third party.

b.	Except for the representations and warranties contained in Section 4.3 and Section 6.2.a, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

c.	Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, INDEMNIFICATION, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER RELATING TO, ARISING FROM OR OUT OF A BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT EXCEED TWO MILLION EUROS (EUR 2,000,000), PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY TO (AND SHALL EXCLUDE DAMAGES PAID IN RESPECT OF) THE INDEMNITIES HEREUNDER OR ANY BREACH HEREUNDER RELATING TO, ARISING FROM OR OUT OF THE OWNERSHIP OR USE OF INTELLECTUAL PROPERTY IN CONTRAVENTION OF THIS AGREEMENT.

THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS ARTICLE 6 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

d.	Any and all warranties hereunder and in this Agreement shall not apply to any commercially sold Systems for which the terms of the Supply Agreement shall apply.

6.3.	Indemnification

a.

Indemnification by STRATEC. STRATEC shall indemnify, defend and hold harmless QUOTIENT, its Affiliates, and its respective employees, contractors and agents, from and against any liability, damage, loss, cost or expenses ( including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”), (A) to the extent they arise out of or result from any third party claims or suits made or brought against QUOTIENT to the extent such Losses arise out of or relate to STRATEC’s gross negligence, recklessness or willful and wanton conduct causing physical property damage, bodily harm or death; or (B) are awarded against QUOTIENT by a court of competent jurisdiction pursuant to a final judgment in favor of the owner of (i) any published patents issued in the U.S. (excluding any software

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STRATEC Development Agreement	Signature version

patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (ii) copyright, or (iii) trade secret of any third party, all published or validly in existence as of the Effective Date, as a direct result of any claim of infringement of any such patent, copyright or misappropriation of any trade secret related to STRATEC deliverables under this Agreement. The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of QUOTIENT’S breach, gross negligence, recklessness or willful and wanton conduct. STRATEC’s indemnity obligation under this Section shall not extend to claims based on: (i) an unauthorized modification of the Instrument or its included software made by QUOTIENT where the software or Instrument without such modification would not be infringing, (ii) QUOTIENT’S agreed upon technical contribution during the course of development under this Agreement (“Technical Contribution”) where the Instrument or software without such QUOTIENT’S Technical Contribution would not be infringing; or (iii) QUOTIENT’S use of superseded or altered version of any Instrument or software if infringement would have been avoided by the use of subsequently revised software or Instrument and provided such new software has been provided to QUOTIENT.

b.	Indemnification by QUOTIENT. QUOTIENT shall indemnify, defend and hold harmless STRATEC, its Affiliates, and its respective employees, contractors and agents, from and against any Losses to the extent they arise out of or result from: (A) any third party claims or suits made or brought against STRATEC to the extent such Losses arise out of or relate to QUOTIENT’S gross negligence, recklessness or willful and wanton conduct and (B) arc awarded against STRATEC by a court of competent jurisdiction pursuant to a final judgment in favor of the owner of (i) any published patents issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (ii) copyright, or (iii) trade secret of any third party, all published or validly in existence as of the Effective Date , as a direct result of any claim of infringement of any such patent, copyright, or misappropriation of any trade secret related to the QUOTIENT’S deliverables, Pre-Existing Technology or other materials provided to STRATEC under this Agreement. The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of STRATEC’s breach, gross negligence, recklessness or willful and wanton conduct.

c.	Conditions to Indemnification. The indemnities set forth in this Section 6.3 are conditioned upon the indemnified party’s obligations to: (a) advise the indemnifying party of any claim or suit, in writing, promptly after the indemnified party has received notice of such claim or suit; provided, that failure or delay in giving such notice shall not reduce or eliminate the indemnifying party’s obligations hereunder unless and to the extent that the indemnifying party is actually prejudiced by such failure or delay; (b) assist the indemnifying party and its representatives (at the indemnifying party’s expense) in the investigation and defense of any claim and/or suit for which indemnification is provided; and (c) use commercially reasonable efforts to mitigate all Losses. Neither party shall be required to indemnify the other party for any settlement of a claim or suit entered into without the prior written approval of the indemnifying party, which shall not be unreasonably withheld.

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d.	Infringement Remedies. In the event an infringement or misappropriation claim as described in Section 6.3 above arises, or if STRATEC reasonably believes that a claim is likely to be made, STRATEC, at its option and in lieu of indemnification, may: (i) modify the applicable deliverables or Instrument so that they become non- infringing but still reasonably comply with the applicable specifications set forth in the respective specifications for the Instrument, or (ii) replace the applicable deliverables with non-infringing functional equivalents; or (iii) obtain for QUOTIENT the right to use such deliverables upon commercially reasonable terms at STRATEC’s sole expense; or only if the three preceding remedies prove impractical or commercially impracticable, then (iv) remove the infringing deliverables and refund to QUOTIENT the fees paid for such deliverables that are the subject of such a claim. This Section 6.3 sets forth the exclusive remedy and entire liability and obligation of each party with respect to intellectual property infringement or misappropriation claims, including patent, copyright or trademark infringement claims and trade secret misappropriation.

e.	Intellectual Property Rights Exclusions. STRATEC shall have no obligation under Section 6.3 or other liability for any infringement or misappropriation claim resulting or alleged to result from: (i) any claim arising from any instruction, information, design or other materials furnished by QUOTIENT to STRATEC hereunder; or (ii) QUOTIENT’S continuing the allegedly infringing activity after or after being informed and provided with modifications that would have avoided the alleged infringement.

Article 6 shall only apply to the extent that (i) STRATEC shall only be liable to the proportional degree of its fault, as ruled by a final court decision ; (ii) QUOTIENT provides STRATEC with prompt notification after it receives information about a claim and wishes to request indemnification from STRATEC ; (iii) STRATEC shall have the right to participate during all settlement meetings, mediation, arbitration, trial in relation to the claim ; (iv) STRATEC shall have the right to approve or disapprove any settlement agreement whereas STRATEC shall not unreasonably withhold its approval; (v) STRATEC shall only be held liable as per a settlement agreement, or a final court judgment, or an arbitration decision establishing the actual liability of STRATEC.

7. SECTION 7 – MISCELLANEOUS PROVISIONS

7.1.	Rights of Inspection. QUOTIENT shall have the right, during normal business hours and at reasonable intervals, not to exceed one (1) per calendar year, to visit STRATEC’s facility to conduct evaluations of the performance by STRATEC under this Agreement at QUOTIENT’S own expenses. QUOTIENT shall provide reasonable prior written notice of at least twenty (20) business days to STRATEC of the time and date of each such visit. STRATEC shall use its best efforts to permit and enable QUOTIENT to have access, during normal business hours and with reasonable advance notice, to STRATEC approved agents and subcontractors, including their facilities and records, retained by STRATEC for the purposes hereof.

7.2.

Independent Contractors. The Parties are, act, and shall act at all times as independent contractors in carrying out their respective obligations under this Agreement and nothing contained herein shall be construed, deemed or interpreted otherwise. In performing

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STRATEC Development Agreement	Signature version

hereunder, neither Party is an agent, employee, employer, joint venturer or partner of the other Party. Neither Party shall enter into or incur, or hold itself out to any third party as having the authority to enter into or incur, on behalf of the other Party, any contractual expenses, liabilities or obligations whatsoever.

7.3.	Notices. Any notice required or permitted by this Agreement shall be in writing. Notice to a party shall be deemed to have been given if and when delivered by either party to the other in person or if and when mailed by registered or certified mail to the address shown below, or at such other address as each party instead may from time to time designate in writing to the other party.

If to QUOTIENT:	QUOTIENT LIMITED

PO Box 1075

9 Castle Street

St Helier JE4 2QP

Jersey

Attention: Chief Executive Officer

With a Copy to: Company Secretary

If to STRATEC:	STRATEC Biomedical AG

Gewerbestrasse 37

D-75217 Birkenfeld

Germany

Attention: Vorstand / Board of Management

With a Copy to: Rechtsabteilung / Law and Patents

7.4.	Adverse Information. The Parties hereto warrant that if either one develops or discovers adverse information regarding the development of the Instrument the other party will be notified immediately.

7.5.	Noninterference. Both Parties represent and warrant that no provision of this Agreement is in any way in conflict with or impairs performance of any present contractual obligation to any third party and neither Party nor any persons employed by a Party or who assists Party in this project will assume any obligation or restriction which will conflict with or prevent them from performing any of the services called for by this Agreement.

7.6.	Assignments, Succession and Waivers. Except where the assignee is a successor in business or an Affiliate, this Agreement or any part thereof shall not be assignable, and any attempted assignment shall be null and void, without first obtaining the express written consent of the other party, provided, however, that either party may assign this Agreement

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STRATEC Development Agreement	Signature version

to an Affiliate or to a purchaser of substantially all of the assets of the business to which this Agreement relates without the prior consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors and permitted assignees. No express waiver or any prior breach of this Agreement shall constitute a waiver of any subsequent breach hereof and no waiver shall be implied.

7.7.	Force Majeure. Neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, acts of terrorism or other attacks launched as acts of war against the United Kingdom, Germany or Switzerland or any other relevant country regulation or law or other action of any government or agency thereof, insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, or epidemic. Each party agrees to use its best efforts to resume its performance hereunder if such performance is delayed or interrupted by reason of such forces majeure as listed above

7.8.	Integration. This Agreement and the Supply Agreement express the entire understanding between QUOTIENT and STRATEC with respect to the subject matter addressed and merge all prior oral discussions or written correspondence between them. This Agreement and the Supply Agreement shall be read and interpreted together. The Project Proposal attached as Exhibit 1 is attached only for reference as to the state of the instrument design and the preliminary work allocation between the parties as of the Effective Date of this Agreement, and the commercial terms set forth in the Project Proposal are superseded in their entirety by this Agreement. No notification, extension, or waiver of this Agreement or any provision hereof shall be binding unless agreed to in writing by the Parties.

7.9.	Publication. Neither Party shall disclose the existence of this Agreement or the contents thereof to the public or any third parties without the prior written consent of the other Party. However, either Party shall have the right to disclose information, after written agreement by the other Party, including, if applicable, the Agreement or the contents thereof, to any of its advisors or consultants, to any persons necessary on an IPO or for the purposes of M&A or licensing deals or otherwise as necessary to meet its legal obligations. Unless required by law, the Parties hereto shall use their best effort to reach agreement on the contents and the scheduling of the public disclosure of any such information.

7.10.	Governing Law. The present Agreement shall be governed by and construed in accordance with Swiss law, with the exception of the rules of the private international law. The parties agree that the United Nations Convention on the International Sale of Goods shall not apply to the transactions contemplated under this Agreement. The Parties shall first attempt to resolve any dispute arising out of or relating to this Agreement in good faith through an amicable settlement.

7.11.	Legal Counsel. Each party is a sophisticated business entity which has involved legal counsel of its own choosing in the drafting, negotiating and concluding of this Agreement and any presumption in statutory or common law against the drafter of any particular provision herein, or against the drafter of this Agreement as a whole, shall be of no effect whatsoever and each party covenants to, and shall, refrain from asserting or relying upon any such presumption.

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STRATEC Development Agreement	Signature version

7.12.	Severability. If any provision of this Agreement is held unenforceable or in conflict with the law of any jurisdiction, it is the intention of the Parties that the validity and enforceability of the remaining provisions hereof shall not be affected by such holding.

7.13.	Non-Waiver. Failure of either party hereto to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or waiver of any future default of STRATEC.

7.14.	Arbitration. Any dispute, controversy or claim between the Parties arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding validity or termination, or performance or breach thereof, including non-contractual claims to the extent not resolved by the Parties’ negotiations, shall be finally resolved by arbitration administered by the Handelskammer Chamber of Commerce in Zurich (the “HCC”). The arbitration shall be conducted in accordance with the ICC Rules of Arbitration in effect at the time, except as they may be modified herein or by agreement of the Parties. The arbitral tribunal (hereafter the “Tribunal”) shall consist of one arbitrator for each Party to this Agreement that is a Party to the dispute to be arbitrated (hereafter an “Arbitration Party”), and one neutral arbitrator. One arbitrator shall be nominated by each Arbitration Party within thirty (30) days of the commencement of arbitration proceedings, and those arbitrators shall agree upon the neutral arbitrator, who shall act as chair of the Tribunal; provided, however, that (i) if, at the end of the thirty-day period immediately following the nomination of the arbitrators nominated by each Arbitration Party, such arbitrators are unable to agree upon the neutral arbitrator, such neutral arbitrator shall be appointed by the HCC and (ii) if any Arbitration Party refuses to nominate an arbitrator, such arbitrator shall be appointed by the HCC. The place of arbitration shall be in Geneva, Switzerland.

The arbitration proceedings shall be conducted in the English language. All submissions to the Tribunal shall be made in English.

Any award of the Tribunal shall be final and binding upon the Arbitration Parties, their successors and permitted assigns and all other Parties to this Agreement, their successors and permitted assigns. The Arbitration Parties waive to the fullest extent permitted by law any rights to appeal to, or to seek review of such award by, any court or tribunal. Judgment on the award may be entered in any court of competent jurisdiction.

7.15.	Headings. All Sections and paragraph captions or titles are intended only for reference purposes and arc without contractual significance or effect.

7.16.	Survivability. Sections 1,4.1,4.2,5,6 and 7 shall survive termination of this Agreement regardless of reason for termination.

7.17.	Injunctive Relief. The parties agree that injunctive relief is appropriate in enforcing the confidentiality provisions of this Agreement. In the event of any such action to construe this provision, the prevailing party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees.

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STRATEC Development Agreement	Signature version

7.18.	Counterparts. This Agreement may be executed in one or more copies, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument; however, this Agreement shall have no force or effect until executed by both Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date as stated on the first page of this Agreement:

QUOTIENT		STRATEC Biomedical AG

By:	/s/ Paul Cowan	By:	/s/ Marcus Wolfinger

Name:	Paul Cowan	Name:	Marcus Wolfinger

Title:	Chairman & CEO	Title:	CEO

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STRATEC Development Agreement	Signature version

LIST OF EXHIBITS

EXHIBIT 1	Proposed Project Parameters

B1-1: Preliminary Product Requirements Document (draft)

B1-2: Design Plan (draft)

B1-3: Project Plan (draft)

B1-4: Project Proposal

EXHIBIT 2	Core team members

EXHIBIT 3	STRATEC’s Change Control SOPs

EXHIBIT 4	Supply Agreement (draft)

EXHIBIT 5	Quotient Deliverables (draft)

EXHIBIT 6	Timeline Quotient Deliverables (draft)

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STRATEC Development Agreement	Signature version

Exhibit 2:

Core Team Members

STRATEC:

Programme Manger:	[***]

HW Lead Engineer:	[***]

SW Lead Engineer:	[***]

System Integration Specialist:	[***]

Quotient:

Programme Director:	[***]

Principal Scientist:	[***]

Project Manager:	[***]

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PROCESS DESCRIPTION

Processing of Changes with Customers

Process Owner

Project Manager

Scope

☒	Change Management	☐	Controlling	☐	Documentation

☐	Procurement Administration	☐	Procurement Added Value	☒	Electronic Design

☒	Firmware Design	☒	Mechanical Design	☒	Software Design

☒	Spare Part Logistics	☒	Production Engineering	☐	Health, Safety & Environ.

☐	IT	☒	Key Account / Application	☐	Storage

☐	Machine Shop	☐	Human Resources	☐	Production

☒	Production Team Manager	☒	Production Planning	☒	Project leader / BUL

☐	Verification Control Systems	☐	Control Systems Engineering	☐	Inspection Control Systems

☒	QA & Reg. Affairs	☐	Quality Control	☐	Repairs

☐	System Verification	☐	Shipping	☐	Marketing

☐	Sales	☐	Administration	☐	Board of Management

☐	Goods Receiving Department	☐	Incoming Goods Inspection

☐	All Departments	☐	Others:

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PROCESS DESCRIPTION

Content

1	Introduction	3
	1.1 Purpose	3
	1.2 Definitions and Abbreviations	3

2	Execution	3
	2.1 Responsibilities	3
	2.2 Change Category	4
	2.3 Start of Integrating the Customer into the Changes	5
	2.4 Multiple Usage	6
	2.5 Initiation of Changes	6
	2.6 Description of Change (E1- and E2- Changes)	6
	2.7 Change Board (E1- and E2- Changes)	6
	2.8 Change Classification Checklist (E1- and E2- Changes)	6
	2.9 Development Release (E1- Change)	7
	2.10 Qualification of the Component (E1- and E2- Changes)	7
	2.11 Production Release (E1- Change)	7
	2.12 Implementation / Completion of the Change (E1- Change)	7
	2.13 Commercial Bulletin (E1- Change)	7

3	Further Applicable Documents	8

4	Change History	8

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PROCESS DESCRIPTION

1	Introduction

1.1	Purpose

This Process Description defines the preparation and classification of changes as well as the communication steps which must be performed during the Change Process between Stratec and the customer.

1.2	Definitions and Abbreviations

CCC	Change Classification Checklist

DC	Description of Change

CR	Change Request

CN	Change Notification

ECR	Engineering Change Request

FFF	Form, Fit, Function

TB	Technical Bulletin

CB	Commercial Bulletin

Change Board	Consists of the Project Members

Qualification	Proof that a demanded requirement is met, e.g. by verification, integration or function tests

2	Execution

2.1	Responsibilities

The Project Manager or the Key Account Manager is responsible for the correct processing of changes with the customer.

In the design phase, the Project Manager is the responsible communication partner for the customer. After the start of series production, the Key Account Manager is responsible.

Key Account Manager or Project Manager coordinates the changes and the information flow and controls the return of signed DC and ECR.

Together with the customer, interfaces must be agreed upon which are required for the coordination of changes.

For every project, a Change Board must be defined. This Change Board usually consists of Key Account or Project Manager, Production Planner, Team Manager, Developer and, if required, further employees.

As necessary, the Change Board meets in order to decide which changes will be performed and how these changes have to be categorized. Additionally, the Change Board sets up the required documents and monitors the status of the changes.

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PROCESS DESCRIPTION

2.2	Change Category

Changes are subdivided into three categories:

E1- Changes	E2- Changes	C- Changes

Concern Form, Fit, or Function		Do not concern Form, Fit, or Function

At least one item of the CCC is answered with yes, i.e. the customer wants to be notified about the change	All items of the CCC are answered with no, i.e. the customer does not want to be notified about the change	If the change is a C-Change, the change is directly implemented via Change Notification (see Process Description_Change Service)

Release of customer is required	Customer will not be notified

The classification of E1- and E2- Changes is performed by means of a checklist agreed upon with and released by the customer (FB082_Change Classification Checklist).

In this context, “Form, Fit and Function” means the following:

•	“Form” refers to the product configuration, like e.g. the form of the system, composition, packaging material, system labelling, product information.

•	“Fit” refers to the combination with other components (including spare parts) within the system.

•	“Function” means aspects which determine the product safety and the promised product features like e.g. specifications, accuracy, precision, repeat accuracy, tolerance or all other changes influencing functionality.

A change of software or firmware of the product is always considered to be a change of function.

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PROCESS DESCRIPTION

2.3	Start of Integrating the Customer into the Changes

At a defined point of time, the customer must always be notified about the change, as soon as Form, Fit or Function (FFF, see chapter 2.2 Change Category) is concerned by the change.

The start of integrating the customer into the change process could be:

•	Contractual agreement between Stratec and customer

•	Start of verification / validation

•	At the latest at the first placing of the systems on the market by the customer

At the latest at this point of time, the components or systems must be released and be transferred from the prototype parts list to the released parts list. From that time, every change must be processed by Change Service.

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PROCESS DESCRIPTION

2.4	Multiple Usage

The Production Planner must check if the part to be changed is subject to multiple usages in other projects or systems. In this case, the CAPA team must be informed which in turn informs every Project Team which is concerned by the projected change. All further proceedings are agreed on by and co-ordinated between the Project Teams involved.

2.5	Initiation of Changes

A change can be initiated by every member of the Project Team. The need for the execution of a change can result from:

•	Errors occurring in the field (complaint)

•	Errors occurring during production

•	Customer request or demand

•	Re-design

•	Discontinuations

•	Regulatory changes

All changes basing on the reasons mentioned above are performed according to the process described here.

2.6	Description of Change (E1- and E2- Changes)

Before every change which was not previously classified as C-Change, a DC is prepared by a developer. This DC (FB081_Description of Change) describes the most important topics of the planned change.

In case of a written change notification of the customer, this step can be omitted and an ECR can be set up directly.

2.7	Change Board (E1- and E2- Changes)

The Change Board discusses the change on basis of the DC. It decides whether Stratec wants to implement the change. If yes, the DC is released by the Change Board as soon as it is completed.

2.8	Change Classification Checklist (E1- and E2- Changes)

After the completion of the DC, the Change Board fills in the customer-specific checklist (FB 082_Change Classification Checklist). By means of this checklist, the decision is taken whether the customer must be notified about the change.

If at least one of the questions was answered with “yes”, it is an E1- Change and the customer must release the projected change.

If all items have been answered with “no”, it is an E2- Change. In this case, the internal change is implemented directly without involving the customer into the change process.

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PROCESS DESCRIPTION

2.9	Development Release (E1- Change)

If the change is an E1- Change, the DC as well as the CCC and, if applicable, further documents, are sent to the customer by the Key Account Manager.

The customer issues development release by returning the signed DC to Stratec.

If the customer requests further changes, agreement on these changes must be achieved. The necessary documents are revised and, in the new revision state, presented to the customer again for release.

2.10	Qualification of the Component (E1- and E2- Changes)

With set up of the DC, it is determined if qualification of the change is required. If applicable, this qualification is documented in a qualification plan and, if required, released by the customer.

After accomplishment of the qualification, a Qualification Report is issued.

2.11	Production Release (E1- Change)

After the successful completion of development and qualification, the Project Manager or Key Account Manager prepares an ECR (FB083_Engineering Change Request) and sends it to the customer. This ECR is accompanied by qualification report, qualified part, measuring results etc.

The customer issues production release by returning the signed ECR to Stratec. The release by the customer is mandatory for the integration of the change in the production process.

The Project Management is responsible for informing all important project parties about the production releases.

2.12	Implementation / Completion of the Change (E1- Change)

For the completion of the E1- Changes, a TB (F084_Technical Bulletin) is set up. By this TB, the customer is notified about the planned time of implementation in series production (including spare parts) or about the first series numbers the changes are implemented.

At the latest before the first delivery of changes systems or spare parts, the TB must have been sent to the customer.

2.13	Commercial Bulletin (E1- Change)

If commercial aspects change due to the change, the Technical Coordinator sets up a CB and sends it to the customer.

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PROCESS DESCRIPTION

3	Further Applicable Documents

Process Descriptions:	PB008_Design

PB036_Processing of Changes

Work Instructions:	None

Forms:	FB081_Description of Change

FB082_Change Classification Checklist

FB083_Engineering Change Request

FB084_Technical Bulletin

Other Documents:	Commercial Bulletin

Change Notification (PPS System form)

4	Change History

Version	Author	Description

7		Complete revision; Implementation of DC and CCC, Restructuring of change categories and adaptation of the process

1.0		Due to the introduction of a Document Management System: set to Revision 1, renaming of the Further Applicable Documents. No changes of content.

2.0		Transfer to current template; Editorial revision; no changes in process procedure (no training required)

3.0		Adaptation according to controlled PB (in German) PB035_Abwicklung von Änderungen mit Kunden, Version 4

4.0		Set to version 4.0 in order to reach consistence with the German version. No changes in contents.

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